Exhibit 99.1

Longtime Education Supporter H. Edward Yelick Joins
National American University Holdings, Inc.’s Board of Directors

Rapid City, South Dakota, March 18, 2010 — National American University Holdings, Inc. (the “Company”) (OTCBB: NAUH) today announced that H. Edward Yelick has joined the Company’s Board of Directors, effective March 12, 2010. Mr. Yelick was elected to fill a newly created position on the Company’s Board of Directors. Mr. Yelick will serve on the Board’s Compensation and Corporate Governance and Nominating Committees.

Mr. Yelick has served as a member of National American University’s Board of Governors for the past 15 years. Ronald L. Shape, Ed.D., Chief Executive Officer of the Company, added, “We are pleased to have Mr. Yelick join the Board of Directors. The experience and knowledge that Mr. Yelick has regarding NAU is going to be an asset to the Board. We look forward to his insight as the university continues to grow and expand our educational opportunities, while upholding the mission and core values of the university.”

Mr. Yelick retired in 1994 from Personal Representatives, Inc., a lobbying firm, which he formed in 1987. From 1954 to 1985, he held a variety of positions with U.S. West Communications, Inc., where his last position was assistant vice-president of public affairs. He has served as a member of the board of the Rapid City Regional Hospital where he was a constituent on the compliance and audit committee and the investment committee.

About National American University Holdings, Inc.

National American University Holdings, Inc., through its wholly owned subsidiary, owns National American University. Accredited by the Higher Learning Commission and a member of the North Central Association of Colleges and Schools, National American University has been providing quality career education since 1941. National American University opened its first campus in Rapid City, South Dakota, and the university has grown to multiple locations throughout the central United States.

In 1996, National American University started developing online courses through its hybrid education learning centers, and today offers students the flexibility and convenience to take classes at times and places of their choice to fit their busy lifestyle.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding NAUH’s business. Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current beliefs and expectations and involve a number of assumptions. These forward-looking statements include outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to the future financial performance of NAUH; the ability to continue to receive Title IV funds; the growth of the market for NAUH’s services; expansion plans and opportunities; consolidation in the market for NAUH’s services generally; and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (1) NAU’s maintenance of Title IV eligibility and Department of Education/Higher Learning Commission accreditation; (2) success in retaining or recruiting, or changes required in, its officers, key employees or directors; (3) the potential liquidity and trading of NAUH’s common stock; (4) adverse tax consequences related to National American University Foundation; (5) NAUH’s revenues and operating performance; (6) changes in overall economic conditions; (7) anticipated business development activities of NAUH; (8) risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); and (9) other risks referenced from time to time in NAUH’s filings with the Securities and Exchange Commission and those factors listed in the Current Form on Form 8-K filed on November 30, 2009 therein under “ Risk Factors.” NAUH assumes no obligation to update the information contained in this release.

Contacts:

National American University Holdings, Inc.
Contact: Dr. Ronald Shape
605-721-5220
rshape@national.edu

Investor Relations Counsel
The Equity Group Inc.
Adam Prior
212-836-9606
aprior@equityny.com